As filed with the Securities and Exchange Commission on December 29,  2004

                                                     Registration No. 333-121211
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                Amendment No. One
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                                   VoIP, Inc.
           (Name of Small Business Issuer as Specified in its Charter)

             Texas                    3661                      75-278/5941
(State or Other Jurisdiction      (Primary Standard           (I.R.S. Employer
             of                Industrial Classification  Identification Number)
Incorporation or Organization)       Code Number)

                        --------------------------------
                         12330 SW 53rd Street, Suite 712
                            Ft. Lauderdale, FL 33330
                                  (954)434-2000
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                        --------------------------------
                                 Steven Ivester
                      President and Chief Executive Officer
                                   VoIP, Inc.
                         12330 SW 53rd Street, Suite 712
                            Ft. Lauderdale, FL 33330
                                  (954)434-2000
            (Name, Address and Telephone Number of Agent for Service)

                        --------------------------------
                                   Copies to:
                                   Ronald L. Brown, Esq.
                                   Andrews Kurth LLP
                                   1717 Main Street, Suite 3700
                                   Dallas, TX 75201
                                   (214) 659-4400

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        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

Item 27. Exhibits

(b)      Exhibits

         (3)      2.1.1    Stock  Contribution  Agreement  dated  May 25,  2004,
                           between Registrant and Steven Ivester
         (1)      3.1.1    Articles of Incorporation
         (3)      3.1.2    Amendment to Articles of Incorporation
         (3)      4.1      Specimen Stock Certificate
         (8)      5.1      Opinion of Andrews Kurth LLP
         (3)     10.1      2004 Stock Option Plan
         (2)     10.2      Stock  Purchase  Agreement  dated  February  27, 2004
                           between Registrant and Steven Ivester
         (4)     10.3      Stock  Purchase  Agreement  dated June 25, 2004 among
                           Registrant, DTNet Technologies and Marc Moore
         (5)     10.4      Stock Purchase  Agreement among Carlos Rivas,  Albert
                           Rodriguez, Registrant and Vox Consulting Group Inc.
         (6)     10.5.1    Subscription Agreement
         (6)     10.5.2    Form of Class A Warrant
         (6)     10.5.3    Form of Class B Warrant
         (7)     21.1      Subsidiaries of the Registrant
         (7)     23.1      Consent of Tschopp, Whitaker and Orr
         (8)     23.2      Consent of Andrews  Kurth LLP,  contained  in Exhibit
                           5.1

(1)      Filed as exhibits to Registrant's Form 10SB filed January 19, 2000
(2)      Filed as exhibit to Form 8-K filed March 3, 2004
(3)      Filed as exhibit to Form 8-K filed June 9, 2004
(4)      Filed as exhibit to Form 8-K filed on July 7, 2001
(5)      Filed as exhibit to Form 8-K filed on September 16, 2004
(6)      Filed as exhibit to Form 8-K filed on November 17, 2004
(7)      Filed as exhibit to original registration statement filing
(8)      Filed herewith

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fort Lauderdale, State of Florida, on December 29, 2004.

                                          VoIP, INC.


                                          By: /s/ Steven Ivester
                                             -----------------------------------
                                             Steven Ivester, President and Chief
                                             Executive Officer




         In accordance with requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                TITLE                                       DATE

/s/ Steven Ivester       Chairman, Chief Executive Officer,    December 29, 2004
---------------------    Director, and President
Steven Ivester           (Principal executive officer)





/s/ Osvaldo Pitters      Chief Financial Officer               December 29, 2004
---------------------    (Principal financial and
Osvaldo Pitters          accounting officer)